Exhibit 10.7

FORM OF

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of                          , 2004, by and among AAMES INVESTMENT CORPORATION, INC., a Maryland corporation (the “Company”), the Aames Transaction Parties (as defined herein), and FRIEDMAN, BILLINGS, RAMSEY GROUP, INC., a Virginia corporation (the “Investor”).

RECITALS

WHEREAS, the Company desires to issue and sell to the Investor, and the Investor desires to purchase from the Company, in a private transaction that is exempt from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Regulation D thereunder, 5,000,000 shares of common stock on the terms and conditions set forth in this Agreement (the “Private Transaction”).

WHEREAS, the Company has delivered to the Investor certain information about the Company and its business and about the Private Transaction.

WHEREAS, concurrently with the Private Transaction, the Company intends to make an initial public offering (the “Public Offering”) of 35,000,000 shares of its common stock pursuant to a registration statement filed with the Securities and Exchange Commission (the “Commission”) on Form S-11 (No. 333-113890) and a related preliminary prospectus for the registration of the common stock under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder (the “Securities Act Regulations”).

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1

DEFINITIONS

The following defined terms used herein and not otherwise defined shall have the meaning set forth below:

Aames Financial I means Aames Financial Corporation, a Delaware corporation.

Aames Financial II means TRS (as defined below) as the surviving entity following the Second Merger, adopting the name “Aames Financial Corporation,” and continuing to conduct the business of Aames Financial I.

Aames Transaction Party means each of Aames Financial I, Aames Financial II, Newco (as defined below), and TRS.

Closing shall have the meaning set forth in Article 3.

Closing Time shall have the meaning set forth in Article 3.

Code shall have the meaning set forth in Section 4.1(ee).

Commission shall have the meaning set forth in the recitals.

Common Stock shall mean the common stock, $0.01 par value, of the Company to be issued to the public in connection with the Public Offering and to be issued to the Investor pursuant to the terms hereof.

Convertible Subordinated Debentures shall mean the 5.5% Convertible Subordinated Notes due 2006 issued by Aames Financial I, and outstanding as of the Closing Time.

Covered Entities shall have the meaning set forth in Section 4.1(m).

Current Mortgage Licenses shall have the meaning set forth in Section 4.1(j).

DTC shall have the meaning set forth in Article 3.

ERISA shall have the meaning set forth in Section 4.1(ee).

Exchange Act shall have the meaning set forth in Section 4.1(h).

First Merger means the first merger occurring as part of the Reorganization (as defined below) whereby Newco will merge with and into Aames Financial I, with Aames Financial I as the surviving entity.

Intangibles shall have the meaning set forth in Section 4.1(y).

Investment Company Act shall have the meaning set forth in Section 4.1(mm).

Investor Indemnitees shall have the meaning set forth in Section 8.14.

Lending Activities shall have the meaning set forth in Section 4.1(j).

Licensed Parties shall have the meaning set forth in Section 4.1(j).

Licenses and Permits shall have the meaning set forth in Section 4.1(i).

Material Adverse Change shall have the meaning set forth in Section 4.1(c).

Material Adverse Effect shall have the meaning set forth in Section 4.1(c).

Merger Agreement means the Agreement and Plan of Merger effecting the First Merger and the Second Merger (as defined below), dated as of July 21, 2004, by and among the Aames Financial I, Newco and TRS.

Mergers means the collective reference the First Merger and the Second Merger.

Newco means Newco, Inc., a Delaware corporation, one of the two wholly owned subsidiaries of the Company created for the interim purpose of effecting the Reorganization.

NYSE shall have the meaning set forth in Section 4.1(h).

Pending Mortgage Licenses shall have the meaning set forth in Section 4.1(j).

Private Transaction shall have the meaning set forth in the recitals.

Prospectus means the final prospectus, as first filed with the Commission pursuant to paragraph (1) or (4) of Rule 424(b) of the Securities Act Regulations, and any amendments thereof or supplements thereto.

Public Offering shall have the meaning set forth in the recitals.

Registration Rights Agreement shall have the meaning set forth in Section 6.1(f).

Registration Statement means the registration statement, as amended at the time it became effective (including all information deemed (whether by incorporation by reference or otherwise) to be a part of the registration statement at the time it became effective pursuant to Rule 430A(b) of the Securities Act Regulations), filed with the Commission on Form S-11 (No. 333-113890) in connection with the Public Offering; except that, if the Company files a post-effective amendment to such registration statement which becomes effective prior to the Closing Time (as defined below), “Registration Statement” shall refer to such registration statement as so amended. Any registration statement filed pursuant to Rule 462(b) of the Securities Act Regulations is hereinafter called the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the 462(b) Registration Statement.

REIT shall have the meaning set forth in Section 4.1(pp).

Reorganization means the concurrent corporate reorganization by Aames Financial I and the Company whereby the Company will become the parent company of Aames Financial I.

S-4 means the Company’s registration statement filed with the Commission on Form S-4, as amended (No. 333-113891).

S-11 means the Company’s registration statement filed with the Commission on Form S-11, as amended (No. 333-113890).

Second Merger means the second merger occurring as part of the Reorganization following the First Merger, whereby Aames Financial I will merge with and into TRS, with TRS as the surviving entity.

Securities Act shall have the meaning set forth in the recitals.

Securities Act Regulations shall have the meaning set forth in the recitals.

Shares shall have the meaning set forth in Article 2.

SFP means Specialty Finance Partners, Aames Financial I’s controlling stockholder.

State Acts shall have the meaning set forth in Section 7.2(a).

Subsidiaries shall have the meaning set forth in Section 4.1(a).

Transfer shall have the meaning set forth in Section 7.2(a).

TRS means Aames TRS, Inc., a Delaware corporation, one of the two wholly owned subsidiaries of the Company created for the interim purpose of effecting the Reorganization.

Underwriting Agreement means the Underwriting Agreement entered into in connection with the Public Offering, dated as of                          , 2004, by and between the Company, the Investor, as representative to the several Underwriters (as defined therein), SFP and the Aames Transaction Parties.

ARTICLE 2

AGREEMENT TO PURCHASE AND SELL STOCK

Upon the basis of the warranties and representations and subject to the other terms and conditions set forth herein, the Company agrees to sell to the Investor at the Closing Time, and the Investor agrees to purchase from the Company at the Closing Time,              shares of the Company’s common stock (the “Shares”), at a price per share of $            , which is equal to the public offering price in the Public Offering less the underwriting discount of 7.0% as set forth in Section 1(a) of the Underwriting Agreement.

ARTICLE 3

PAYMENT AND DELIVERY; CLOSING

The purchase and sale of the Shares shall take place at the offices of Latham & Watkins LLP, on November     , 2004 (the “Closing”). At the Closing, the Company shall deliver to the Investor a certificate representing the Shares and the Investor shall deliver the purchase price set forth in Article 2 hereof by wire transfer of Federal (same-day) funds to the account specified to the Investor by the Company upon at least forty-eight hours’ prior notice. The time at which such payment and delivery are actually made is hereinafter sometimes called the “Closing Time.”

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE AAMES

TRANSACTION PARTIES

4.1. The Company, Aames Financial I and TRS, jointly and severally, represent and warrant to the Investor as of the date hereof and as of the Closing Time:

(a) the Company has an authorized and outstanding capitalization as set forth in the Prospectus under the caption “Capitalization”; the outstanding shares of capital stock of the Company, Aames Financial I and their respective subsidiaries (each such subsidiary, including Aames Financial II upon consummation of the Reorganization, a “Subsidiary” and, collectively, the “Subsidiaries”), have been duly and validly authorized and issued and are fully paid and non-assessable and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right. All of the outstanding shares of capital stock of the Subsidiaries are, and all of the outstanding shares of Aames Financial II will be upon consummation of the Reorganization, directly or indirectly owned of record and beneficially by the Company or Aames Financial I, as the case may be; except as disclosed in the Prospectus, there are no outstanding (1) securities or obligations of the Company or any of the Subsidiaries convertible into or exchangeable for any capital stock of the Company or any such Subsidiary, (2) warrants, rights or options to subscribe for or purchase from the Company or any such Subsidiary any such capital stock or any such convertible or exchangeable securities or obligations, or (3) obligations of the Company or any such Subsidiary to issue any shares of capital stock, any such convertible or exchangeable securities or obligation, or any such warrants, rights or options;

(b) each of the Company, the Subsidiaries (all of which are named in Exhibit 21.1 to the Registration Statement or would not, individually or in the aggregate, constitute a significant subsidiary within the meaning of Rule 1-02(w) of Regulation S-X) and the Aames Transaction Parties has been duly incorporated or organized and is validly existing as a corporation or partnership in good standing under the laws of its respective jurisdiction of incorporation or organization with full corporate or partnership power and authority to own its respective properties and to conduct its respective businesses as currently conducted and/or as described in the Prospectus and to execute and deliver this Agreement, perform its obligations hereunder, and to consummate the transactions contemplated herein; complete and correct copies of the certificates of incorporation and of the by-laws of the Company and the Subsidiaries and all amendments thereto have been delivered to the Investor, and except as set forth in the exhibits to the Registration Statement, no changes therein will be made subsequent to the date hereof and prior to the Closing Time;

(c) each of the Company, the Subsidiaries and the Aames Transaction Parties is duly qualified or licensed and is in good standing in each jurisdiction in which they conduct their respective businesses or in which they own or lease real property or otherwise maintain an office and in which the failure, individually or in the aggregate, to be so qualified or licensed would not reasonably be expected to have a material adverse effect on the assets, business, operations, earnings, prospects, properties or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole, (any such effect or change, where the context so requires, is hereinafter called a “Material Adverse Effect” or “Material Adverse Change”); except as disclosed in the Prospectus, no Subsidiary is prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such Subsidiary’s capital stock or from repaying to the Company or any other Subsidiary any amounts which may from time to time become due under any loans or advances to such Subsidiary from the Company or such other Subsidiary, or from transferring any such Subsidiary’s property or assets to the Company or to any other Subsidiary; other than as disclosed in the Prospectus, the Company does not own, directly or indirectly, any capital stock or other equity securities of any other corporation or any ownership interest in any partnership, joint venture or other association;

(d) the Company and the Subsidiaries are in compliance with all applicable laws, rules, regulations, orders, decrees and judgments, including those relating to transactions with affiliates, except for such failures to be in compliance which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect;

(e) neither the Company nor any Subsidiary is in breach of or in default (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default) (1) under its respective organizational documents, or (2) in the performance or observance of any obligation, agreement, covenant or condition contained in any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them or their respective properties is bound, except in the case of this clause (2) for such breaches or defaults which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(f) the execution, delivery and performance of this Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated herein and in the Prospectus will not (1) conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under), (A) any provision of the organizational documents of the Company or any Subsidiary, or (B) any provision of any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them or their respective properties may be bound or affected, or under any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any Subsidiary, except in the case of this clause (B) for such breaches or defaults which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; or (2) result at any time in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company or any Subsidiary, except for such liens, charges, claims or encumbrances which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect;

(g) this Agreement has been duly authorized, executed and delivered by the Company and each of the Aames Transaction Parties and is a legal, valid and binding agreement of the Company and each such Aames Transaction Party enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general equitable principles, and except to the extent that the indemnification and contribution provisions of Section 8.14 hereof may be limited by federal or state securities laws and public policy considerations in respect thereof;

(h) no approval, authorization, consent or order of or filing with any federal, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with the Company’s or any Aames Transaction Party’s execution, delivery and performance of this Agreement, its consummation of the transactions contemplated herein, and the Company’s sale and delivery of the Shares, other than (1) such as have been obtained, or will have been obtained at the Closing Time under the Securities Act and the Securities Exchange Act of 1934 (the “Exchange Act”), (2) such approvals as have been obtained in connection with the approval of the listing of the Common Stock on the New York Stock Exchange (the “NYSE”), and (3) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Common Stock is being offered;

(i) each of the Company and the Subsidiaries has all necessary licenses, permits, qualifications, accreditations, approvals and authorizations of any federal, state or local governmental or other regulatory authority (“Licenses and Permits”), has made all necessary filings required under any federal, state or local law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, required in order to conduct their respective businesses as described in the Prospectus, except to the extent that any failure, individually or in the aggregate, to have any such Licenses and Permits, authorizations, consents or approvals, to make any such filings or to obtain any such authorizations, consents or approvals would not reasonably be expected to have a Material Adverse Effect; except for the Licenses and Permits set forth on Schedule II hereto, neither the Company nor any of the Subsidiaries is required by any applicable law to obtain accreditation or certification from any governmental agency or authority in order to provide the products and services which it currently provides or which it proposes to provide as set forth in the Prospectus; except as set forth in the Prospectus, neither the Company nor any of the Subsidiaries is in violation of, in default under, or has received any notice regarding a possible violation, default or revocation of any such License or Permit or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to it, or of any loss of any exemption, or of any pending or threatened action, claim, suit or proceeding, the effect of which, individually or in the aggregate, could result in a Material Adverse Change or result in the invalidation, revocation, or impairment of any license, or otherwise restrict its ability to conduct its business in any jurisdiction to which any License or Permit pertains; each of the Company and its Subsidiaries has posted and maintained in full force all bonds, and paid all applicable fines, dues and/or fees required by the Licenses and Permits; except as has been adequately disclosed in the Prospectus, none of the Company nor its Subsidiaries has entered into any agreement with, or is subject to any order, writ, decree or judgment by, any federal, state, local governmental or other regulatory authority which, individually or in the aggregate, is or will be reasonably likely to materially restrict or alter the products or services that may be offered by it in the conduct of its business or otherwise materially restrict its ability to fully exploit any License or Permit issued to or obtained by it; and no such license, authorization, consent or approval contains a materially burdensome restriction that is not adequately disclosed in the Prospectus;

(j) each of the Company, Aames Funding Corporation, a California corporation and subsidiary of Aames Financial I, and Aames Capital Corporation, a California corporation and subsidiary of Aames Financial I (the “Licensed Parties”), as applicable, (1) owns or possesses such Licenses and Permits as are necessary to originate, fund, service, arrange, broker, buy, sell or make mortgage loans (“Lending Activities”) (as a mortgage lender or otherwise) or is exempt from any applicable requirement to hold any such Licenses and Permits, in each state in which it conducts any Lending Activities and (2) owned or possessed such Licenses and Permits as were necessary to conduct its historic Lending Activities (as a mortgage lender or otherwise) or was exempt from any applicable requirement to hold any such Licenses and Permits, in each case at the time it conducted such Lending Activities, in each state in which it historically conducted any Lending Activities; Schedule I attached hereto is a true and complete list of all Licenses and Permits owned or possessed by or otherwise issued to the Licensed Parties (the “Current Mortgage Licenses”); each Current Mortgage License has been validly issued or obtained and is, and after the consummation of the Reorganization and the transactions contemplated by this Agreement will be, in full force and effect; set forth on Schedule II is a true and complete list of all Licenses and Permits for which the Company has applied or has taken the steps necessary to secure or maintain or which the Company otherwise intends to obtain (the “Pending Mortgage Licenses”); and upon consummation of the Reorganization and the transactions contemplated by this Agreement, the Current Mortgage Licenses and the Pending Mortgage Licenses, when issued, will be sufficient to enable the Company and its Subsidiaries to conduct, in all material respects, the Lending Activities proposed to be conducted by them as described in the Registration Statement and Prospectus;

(k) the Prospectus and any further amendments or supplements thereto, when such has become effective or is filed with the Commission, as the case may be, will comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations; the Prospectus does not, and any amendment or supplement thereto will not, as of the applicable filing date and at the Closing Time contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that no party hereto makes any warranty or representation with respect to any statement contained in the Prospectus in reliance upon and in conformity with the information concerning the Underwriters (as defined in the Underwriting Agreement) and furnished in writing by or on behalf of such Underwriters by their representative to the Company expressly for use in the Prospectus (that information being limited to that described in the penultimate sentence of Section 9(d) of the Underwriting Agreement);

(l) except as set forth in the Registration Statement and the Prospectus, there are no actions, suits, proceedings, inquiries or investigations pending or, to the knowledge of the Company or the Aames Transaction Parties, threatened against the Company, or any Subsidiary or any of their respective officers and directors or to which the properties, assets or rights of any such entity are, or will be upon completion of the Reorganization, subject, at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority, arbitral panel or agency which if determined adversely would, individually or in the aggregate, result in one or more judgments, decrees, awards or orders having a Material Adverse Effect;

(m) the financial statements, including the notes thereto, included in (or incorporated by reference into) the Prospectus present fairly the consolidated financial position of the entities to which such financial statements relate (the “Covered Entities”) as of the dates indicated and the consolidated results of operations and changes in financial position and cash flows of the Covered Entities for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States and on a consistent basis during the periods involved and in accordance with Regulation S-X promulgated by the Commission; the financial statement schedules included in the Prospectus and the amounts in the Prospectus under the captions “Summary—Summary Financial Data” and “Selected Financial and Other Data” fairly present the information shown therein and have been compiled on a basis consistent with the financial statements included in the Prospectus; no other financial statements or supporting schedules are required to be included in the Prospectus; the unaudited pro forma financial information (including the related notes) included in the Prospectus complies as to form in all material respects with the applicable accounting requirements of the Securities Act and the Securities Act Regulations, and management of the Company believes that the assumptions underlying the pro forma adjustments are reasonable; such pro forma adjustments have been properly applied to the historical amounts in the compilation of the information and such information fairly presents with respect to the Company and the Subsidiaries, the financial position, results of operations and other information purported to be shown therein at the respective dates and for the respective periods specified; no other pro forma financial information is required to be included in the Prospectus;

(n) Ernst & Young LLP, whose reports on the consolidated financial statements of the Company and the Subsidiaries are filed with the Commission as part of the Prospectus or are incorporated by reference therein and any other accounting firm that has certified Company financial statements and delivered its reports with respect thereto, are, and were during the periods covered by their reports, independent public accountants as required by the Securities Act and the Securities Act Regulations;

(o) subsequent to the respective dates as of which information is given in the Prospectus, and except as may be otherwise stated in the Prospectus, there has not been (1) any Material Adverse Change or any development that could reasonably be expected to result in a Material Adverse Change, whether or not arising in the ordinary course of business, (2) any transaction that is material to the Company and the Subsidiaries taken as a whole, contemplated or entered into by the Company or any of the Subsidiaries, (3) any obligation, contingent or otherwise, directly or indirectly incurred by the Company or any Subsidiary that is material to the Company and Subsidiaries taken as a whole or (4) any dividend or distribution of any kind declared, paid or made by the Company or any Subsidiary (other than intercompany dividends and distributions) on any class of its capital stock;

(p) the Shares conform in all material respects to the description of the Company’s common stock contained in this Agreement and in the Prospectus;

(q) except as set forth in the Prospectus, (1) no person has the right, contractual or otherwise, to cause the Company or any Subsidiary to issue or sell to it any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, (2) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, (3) no person has the right to act as an underwriter, or as a financial advisor to the Company, in connection with the offer and sale of the Shares, in the case of each of the foregoing clauses (1), (2) and (3), whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or the consummation of the Mergers or otherwise, and (4) no person has the right, contractual or otherwise, to cause the Company to register under the Securities Act any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, or to include any such shares or interests in the Registration Statement or the offering contemplated thereby whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or the consummation of the Mergers or otherwise, except for those registration or similar rights granted to the Investor, those provided for in the Registration Rights and Governance Agreement among SFP, Capital Z Management LLC and the Company and those which have been waived with respect to the Public Offering contemplated by the Underwriting Agreement and the Mergers;

(r) the Shares have been duly authorized and, when issued and duly delivered against payment therefor as contemplated by this Agreement, will be validly issued, fully paid and non-assessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, and the issuance and sale of the Shares by the Company is not subject to preemptive or other similar rights arising by operation of law, under the organizational documents of the Company or under any agreement to which the Company or any Subsidiary is a party or otherwise;

(s) the Shares have been approved for listing on the NYSE, subject to official notice of issuance;

(t) none of the Company nor any Aames Transaction Party has relied upon the Investor or legal counsel for the Investor for any legal, tax or accounting advice in connection with the offering and sale of the Shares;

(u) any certificate signed by any officer of the Company or any Subsidiary delivered to the Investor or to counsel for the Investor pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company to the Investor as to the matters covered thereby;

(v) all securities issued by the Company and the certificates used to evidence the Shares have been issued and comply in all material respects with all applicable statutory requirements, with any applicable requirements of the organizational documents of the Company and the requirements of the NYSE;

(w) the Company and the Subsidiaries have good and marketable title in fee simple to all real property, if any, and good title to all personal property owned by them, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and defects, except such as are disclosed in the Prospectus or such as do not materially and adversely affect the value of all such property, considered in the aggregate, and do not interfere with the use made or proposed to be made of all such property, considered in the aggregate, by the Company and the Subsidiaries; and any real property and buildings held under lease by the Company or any Subsidiary are held under valid, existing and enforceable leases, with such exceptions as are disclosed in the Prospectus or are not material and do not materially and adversely interfere with the use made or proposed to be made of such property and buildings by the Company or such Subsidiary;

(x) the descriptions in the Prospectus of the legal or governmental proceedings, contracts, leases and other legal documents therein described present fairly the information required to be shown, and there are no legal or governmental proceedings, contracts, leases, or other documents of a character required to be described in the or the Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed as required; all agreements between the Company or any of the Subsidiaries and third parties expressly referenced in the Prospectus are legal, valid and binding obligations of the Company or one or more of the Subsidiaries, enforceable in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles;

(y) the Company and each Subsidiary owns or possesses or can acquire on reasonable terms adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, manufacturing processes, other intangible property rights and know-how (collectively, “Intangibles”) necessary to entitle the Company and each Subsidiary to conduct its business as described in the Prospectus, and neither the Company nor any Subsidiary has received notice of infringement of or conflict with (and neither the Company nor any Aames Transaction Party knows of any such infringement of or conflict with) asserted rights of others with respect to any Intangibles which, individually or in the aggregate, would reasonably be excepted to have a Material Adverse Effect;

(z) the Company and each of the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (1) transactions are executed in accordance with management’s general or specific authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain asset accountability; (3) access to assets is permitted only in accordance with management’s general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(aa) each of the Company and the Subsidiaries has filed on a timely basis all federal, state, local and foreign tax returns required to be filed through the date hereof; all such tax returns are complete and accurate in all material respects; all taxes due and owing by any of the Company and the Subsidiaries on or before the date hereof (whether or not shown on any tax returns) have been paid; and no tax deficiency has been asserted against any such entity, nor does any such entity know of any tax deficiency which is likely to be asserted against any such entity which, individually or in the aggregate, if determined adversely to any such entity, would reasonably be expected to have a Material Adverse Effect;

(bb) each of the Company and the Subsidiaries maintains insurance (issued by insurers of recognized financial responsibility) of the types and in the amounts generally deemed adequate for their respective businesses and consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Company and the Subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect;

(cc) neither the Company nor any of the Subsidiaries is in violation, or has received notice of any violation with respect to, any applicable environmental, safety or similar law applicable to the business of the Company or any of the Subsidiaries; the Company and the Subsidiaries have received all permits, licenses or other approvals required of them under applicable federal and state occupational safety and health and environmental laws and regulations to conduct their respective businesses, and the Company and the Subsidiaries are in compliance with all terms and conditions of any such permit, license or approval, except any such violation of law or regulation, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change;

(dd) neither the Company nor any Subsidiary is in violation of or has received notice of any violation with respect to any federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wages and hours law, nor any state law precluding the denial of credit due to the neighborhood in which a property is situated, the violation of any of which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

(ee) the Company and each of the Subsidiaries are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or any of the Subsidiaries would have any liability; the Company and each of the Subsidiaries have not incurred and do not expect to incur liability under (1) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (2) Section 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (“Code”); and each “pension plan” for which the Company and each of the Subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification;

(ff) neither the Company nor any of the Subsidiaries nor any officer or director purporting to act on behalf of the Company or any of the Subsidiaries has at any time (1) made any contributions to any candidate for political office, or failed to disclose fully any such contributions, in violation of law, (2) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law, (3) made any payment outside the ordinary course of business to any investment officer or loan broker or person charged with similar duties of any entity to which the Company or any of the Subsidiaries sells or from which the Company or any of the Subsidiaries buys loans or servicing arrangements for the purpose of influencing such agent, officer, broker or person to buy loans or servicing arrangements from or sell loans to the Company or any of the Subsidiaries, or (4) engaged in any transactions, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Company and the Subsidiaries;

(gg) except as otherwise disclosed in the Prospectus, there are no material outstanding loans or advances or material guarantees of indebtedness by the Company or any of the Subsidiaries to or for the benefit of any of the executive officers or directors of the Company or any of the Subsidiaries or any of the members of the families of any of them;

(hh) neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company or any Aames Transaction Party, any employee or agent of the Company or any of the Subsidiaries, has made any payment of funds of the Company or of any Subsidiary or received or retained any funds in violation of any law, rule or regulation or of a character required to be disclosed in the Prospectus;

(ii) all securities issued by the Company, any of the Subsidiaries or any trusts established by the Company or any Subsidiary, have been issued and sold in compliance with (1) all applicable federal and state securities laws, (2) the laws of the applicable jurisdiction of incorporation of the issuing entity and, (3) to the extent applicable to the issuing entity, the requirements of the NYSE;

(jj) in connection with the Private Transaction and the Public Offering, and assuming the truthfulness of the representations and warranties of the Investor herein and the purchase and sale of the Shares as contemplated in this Agreement, the Company has not offered and will not offer its Common Stock or any other securities convertible into or exchangeable or exercisable for Common Stock in a manner in violation of the Securities Act;

(kk) the Company has not incurred any liability for any finder’s fees or similar payments in connection with the transactions herein contemplated (other than pursuant to this Agreement);

(ll) no relationship, direct or indirect, exists between or among the Company or any of the Subsidiaries or the Aames Transaction Parties on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of the Subsidiaries or the Aames Transaction Parties on the other hand, which is required by the Securities Act and the Securities Act Regulations to be described in the Prospectus and which is not so described;

(mm) neither the Company nor any of the Subsidiaries is and, after giving effect to the offering and sale of the Shares, will be an “investment company” or an entity “controlled” by an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(nn) there are no existing or, to the knowledge of the Company or any Aames Transaction Party, threatened labor disputes with the employees of the Company or any of the Subsidiaries which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect;

(oo) (1) the Company, Aames Financial I, Newco and TRS have entered into the Merger Agreement, whereby, concurrently with Closing Time, Newco and Aames Financial I shall consummate the First Merger, and, thereafter, Aames Financial I and TRS shall consummate the Second Merger; (2) the Merger Agreement, each of the documents, agreements and instruments executed and delivered in connection therewith, and the consummation of the transactions contemplated by the foregoing (A) have been duly authorized by all necessary corporate action of each party thereto, including, but not limited to, any action or vote of the board of directors, general partner, managing member or stockholders of each such party which may be required by applicable state law such party’s organizational documents or the requirements of the NYSE or any applicable over the counter market, and will not result in any violation of the provisions of the organizational documents of any such party; (B) will not at any time conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any of the property or assets of the Company or any Subsidiary is subject, except for such breaches or defaults which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; (C) will not result in any violation of any law, administrative or securities regulation, or administrative or court decree applicable to any such party, except for such violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; (3) the Merger Agreement and each of the documents, agreements and instruments executed and delivered in connection therewith are in full force and effect on the date hereof, are legal, valid and binding agreements of each party thereto enforceable against each such party in accordance with its terms, and no party thereto is in breach or default of its obligations thereunder (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default thereunder); (4) the S-4 filed in connection with the Reorganization is and remains effective, the First Merger Certificate and the Second Merger Certificate have been pre-cleared with the Secretary of State, and no party is aware of any event, circumstance, or action by any person that could prevent or delay the First Merger Certificate or the Second Merger Certificate to be accepted by the Secretary of State, or otherwise prevent the closing of the First Merger or the Second Merger; and (5) no other governmental or regulatory consent shall be required other than the acceptance of the Second Merger Certificate by the Secretary of State upon the consummation of the First Merger and the Second Merger, respectively, other than consents that would not affect the validity of the Mergers;

(pp) the Company is organized in conformity with the requirements for qualification as a real estate investment trust (a “REIT”) under the Code; the present and contemplated method of operation of the Company and the Subsidiaries does and will enable the Company to meet the requirements for qualification and taxation as a REIT under the Code; and the Company intends to continue to qualify as a REIT for all subsequent years; and

(qq) the Mergers should be treated as a reorganization within the meaning of Section 368(a) of the Code, and none of the Company, Aames Financial I, Newco or TRS will recognize any gain or loss as a result of the Merger.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF INVESTOR

The Investor hereby represents and warrants as of the date hereof and as of the Closing Time to the Company that:

5.1. Authorization.

This Agreement has been duly authorized, executed and delivered by the Investor and is a legal, valid and binding agreement of the Investor enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general equitable principles, and except to the extent that the indemnification and contribution provisions of Section 8.14 hereof may be limited by federal or state securities laws and public policy considerations in respect thereof;

5.2. Purchase Entirely for Own Account.

This Agreement is made with the Investor in reliance upon the Investor’s representation to the Company, which by the Investor’s execution of this Agreement the Investor hereby confirms, that the Shares to be received by the Investor will be acquired for investment for the Investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Investor further represents that the Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Shares.

5.3. Disclosure of Information.

The Investor (or its representative(s)) has received all the information it considers necessary or appropriate for deciding whether to purchase the Shares. The Investor further represents that it (or its representative(s)) has had an opportunity to ask questions of and receive answers from the Company regarding the terms and conditions of the offering of Shares and the business, properties, prospects and financial condition of the Company.

5.4. Investment Experience.

The Investor understands that the purchase of the Shares involves substantial risk. The Investor: (i) has experience as an investor in securities and acknowledges that the Investor is able to fend for itself, can bear the economic risk of the Investor’s investment in the Shares and has such knowledge and experience in financial or business matters that the Investor is capable of evaluating the merits and risks of this investment in the Shares and protecting its own interests in connection with this investment and/or (ii) has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables the Investor to be aware of the character, business acumen and financial circumstances of such persons.

5.5. QIB Status.

The Investor is a “Qualified Institutional Buyer” within the meaning of Rule 144A promulgated under the Securities Act.

5.6. Restricted Securities.

The Investor understands that the Shares are characterized as “restricted securities” under the Securities Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under the Securities Act and applicable rules and regulations thereunder such securities may be resold without registration under the Securities Act only in certain limited circumstances.

5.7. Finder’s Fee.

The Investor has not incurred any liability for any finder’s fees or similar payments in connection with the transactions herein contemplated.

ARTICLE 6

CONDITIONS TO CLOSING

6.1. The obligation of the Investor to close the transaction contemplated by this Agreement is subject to the satisfaction on or prior to the Closing Time of the following conditions:

(a) The Company and each Aames Transaction Party shall have executed this Agreement and delivered the same to the Investor.

(b) Except for the Convertible Subordinated Debentures, all outstanding options, warrants or other securities exercisable or exchangeable for or convertible into shares of capital stock of Aames Financial I shall have been terminated or shall otherwise cease to be outstanding.

(c) None of SFP or any of its affiliates, shall have exercised and perfected and not otherwise effectively withdrawn or otherwise lost appraisal rights under and in accordance with Section 262 of the Delaware General Corporation Law.

(d) The Investor shall have received copies of all documents and information which it may have reasonably requested in connection with the purchase and sale of the Shares.

(e) The Company and each Aames Transaction Party, as applicable, shall have delivered to the Investor a certificate of its Chief Executive Officer and its Chief Financial Officer, dated as of the Closing Time, to the effect that, the representations and warranties of the Company or such Aames Transaction Party, as applicable, set forth in this Agreement are true and correct in all material respects and the conditions set forth in this Section 6.1 have been satisfied, in each case as of such date.

(f) The Company shall have executed a registration rights agreement substantially in the form attached hereto as Exhibit A (the “Registration Rights Agreement”) and delivered the same to the Investor.

(g) SFP shall have delivered to the Company and the Investor a letter, in form and substance satisfactory to Latham & Watkins LLP, pursuant to which SFP shall consent to the Registration Rights Agreement and shall agree not to object to the Company’s full compliance with the provisions of the Registration Rights Agreement.

(h) The Company shall have successfully completed the closing of the Public Offering of Common Stock to the satisfaction of the Investor.

(i) The Company shall have furnished to the Investor an opinion of Mayer, Brown, Rowe & Maw LLP, counsel for the Company, the Subsidiaries and each of the Aames Transaction Parties, addressed to the Investor substantially to the effect set forth on Exhibit B hereto.

(j) The Company shall have furnished to the Investor a letter from Mayer, Brown, Rowe & Maw LLP, special tax counsel for the Company, the Subsidiaries and each of the Aames Transaction Parties, permitting the Investor to rely in all respects on the tax opinion delivered to the Underwriters pursuant to Section 6(b) of the Underwriting Agreement, which letter shall be in form and substance satisfactory to Latham & Watkins LLP, counsel for the Investor.

(k) The Company shall have furnished to the Investor an opinion of Venable LLP, Maryland counsel for the Company, addressed to the Investor substantially to the effect set forth on Exhibit C hereto.

(l) The Company shall have furnished to the Investor a letter from John F. Madden, Jr., Esq., the Company’s Executive Vice President, Secretary and General Counsel,

permitting the Investor to rely in all respects on the licensing and regulatory opinions delivered to the Underwriters pursuant to Section 6(d) of the Underwriting Agreement, which letter shall be in form and substance satisfactory to Latham & Watkins LLP.

(m) The Company shall furnish to the Investor a letter permitting it to rely upon the opinions given in connection with the Merger Agreement, which opinions and reliance letters shall be in form and substance satisfactory to Latham & Watkins LLP.

(n) Between the time of execution of this Agreement and the Closing Time, no Material Adverse Change or any development involving a prospective Material Adverse Change in the business, properties, management, financial condition or results of operations of the Company and the Subsidiaries taken as a whole shall occur or become known.

6.2. The obligation of the Company to close the transaction contemplated by this Agreement is subject to the satisfaction on or prior to the Closing Time of the following conditions:

(a) The Investor shall have executed this Agreement and delivered the same to the Company.

(b) The Investor shall have delivered to the Company a certificate of an authorized officer, dated as of the Closing Time, to the effect that the representations and warranties of the Investor in this Agreement are true and correct in all material respects, as if made on and as of the Closing Time, and the Investor has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Time.

(c) The Investor shall have executed a registration rights agreement substantially in the form attached hereto as Exhibit A, and delivered the same to the Company.

(d) The Company shall have successfully completed the closing of the Public Offering of Common Stock.

(e) The Investor shall have delivered the Purchase Price as specified in Article 3.

ARTICLE 7

COVENANTS OF THE PARTIES

7.1. Legends.

It is understood that the certificates evidencing the Shares will bear the legends set forth below:

(a) THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION

THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

(b) Any legend required by the laws of the State of Maryland or any other state securities laws.

The legend set forth in (a) above shall be removed by the Company from any certificate evidencing the Shares upon delivery to the Company of an opinion by counsel, reasonably satisfactory to the Company, that a registration statement under the Securities Act is at that time in effect with respect to the legended security or that such security can be freely transferred in a public sale without such a registration statement being in effect and that such transfer will not jeopardize the exemption or exemptions from registration pursuant to which the Company issued the Shares.

7.2. Restrictions on Transfer; Registration Rights.

(a) The Investor agrees that, for a period of 180 days from the date of the Prospectus, it will not, without the prior written consent of the Company, sell, assign, transfer or otherwise dispose of (“Transfer”) any of the Shares and will not, at any time, Transfer any Shares in violation of the Securities Act or any applicable state or other securities laws (“State Acts”).

(b) The Shares issued pursuant to this Agreement may not be transferred except in a transaction which is in compliance with the Securities Act and State Acts. Except as provided hereafter with respect to registration of the Shares as contemplated in Exhibit A, it shall be a condition to any such transfer that the Company shall be furnished with an opinion of counsel, which counsel and opinion shall be reasonably satisfactory to the Company, to the effect that the proposed transfer would be in compliance with the Securities Act and State Acts. Notwithstanding the foregoing, furnishing such opinion of counsel shall not be a condition to any transfer of the Shares to an affiliate of the Investor, including for this purpose if the Investor is an investment company, any fund or account advised by the Investor’s investment adviser or any affiliate thereof.

ARTICLE 8

MISCELLANEOUS

8.1. Payment of Expense.

The Company shall be responsible for all of its costs and expenses associated with the issuance of Shares contemplated by this Agreement. Subject to the provisions of the Registration Rights Agreement attached as Exhibit A hereto, the Company also shall be responsible for all costs and expenses associated with future registrations of Shares contemplated by this Agreement, but shall have no obligation for any legal or other costs incurred by the Investor for such future registrations.

8.2. Survival of Representations, Warranties and Covenants.

The representation, warranties and covenants of the Company, the Aames Transaction Parties and the Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated herein for a period of one year after the Closing Time and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investor, its counsel or the Company or its counsel, as the case may be.

8.3. Successors and Assigns.

The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. This Agreement may not be assigned by any party without the prior written consent of the other parties; provided, however, that the Investor may assign its rights, but may not delegate its obligations, hereunder to a wholly-owned subsidiary. In no event will a sale by the Investor of all or substantially all of its capital stock or assets, or a merger, consolidation, share exchange or other business combination transaction involving the Investor constitute an assignment for purposes of this Section 8.3.

8.4. Governing Law.

This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement, directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflicts of laws principles.

8.5. Counterparts; Facsimile Signatures.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures delivered by facsimile shall be deemed to be original signatures.

8.6. Headings.

The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this reference.

8.7. Notices.

Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Postal Service, by registered or certified mail, postage prepaid and addressed, by a nationally recognized overnight courier service or by facsimile, as follows:

If to the Company or any Aames Transaction Party, to:

Aames Investment Corporation

350 S. Grand Avenue, 43rd Floor

Los Angeles, California 90071

Attention: General Counsel

Fax: (323) 210-5026

With a copy to:

Mayer, Brown, Rowe & Maw LLP

350 S. Grand Avenue, 25th Floor

Los Angeles, California 90071

Attention: Kenneth E. Kohler, Esq.

Fax: (213) 625-0248

If to the Investor, to:

Friedman, Billings, Ramsey & Co., Inc.,

1001 19th Street North,

Arlington, Virginia 22209

Attention:

Fax:

With a copy to:

Latham & Watkins LLP

650 Town Center Drive, 20th Floor

Costa Mesa, California 92626

Attention: William J. Cernius, Esq.

Fax: (714) 755-8290

or at such other address as the Investor or the Company may designate by giving ten (10) days advance written notice to the other parties.

8.8. Attorneys’ Fees.

If any action at law or in equity, proceeding or counterclaim is necessary to enforce or interpret the terms of this Agreement or to recover damages, costs and expenses in connection with any breach of the Agreement, the prevailing party shall be entitled to be reimbursed by the opposing party for all of the prevailing party’s reasonable attorneys’ fees, costs and other reasonable out-of-pocket expenses incurred in connection with such action, proceeding or counterclaim in addition to any other relief to which such party may be entitled.

8.9. Amendments and Waivers.

Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company, the Aames Transaction Parties and the Investor. Any amendment or waiver effected in accordance with this Section shall be binding upon each holder of any Shares at the time outstanding, each future holder of such securities, and the Company.

8.10. Termination.

In the event any of the conditions to a party’s obligations to close the transactions contemplated under this Agreement is not satisfied or waived, that party shall have the right to terminate this Agreement. In addition, in the event that either (i) the Company does not complete the Public Offering of its Common Stock by November     , 2004 or (ii) the Representative (as defined in the Underwriting Agreement) terminates the Underwriting Agreement in accordance with Section 7 thereof, the Investor shall have the right to terminate this Agreement.

8.11. Severability.

If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

8.12. Entire Agreement.

This Agreement, together with all exhibits and schedules hereto, constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties with respect to the subject matter hereof. The Exhibits hereto shall be deemed a part of this Agreement for all purposes.

8.13. Further Assurances.

From and after the date of this Agreement, upon the request of the Investor or the Company, the Company and the Investor shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

8.14. Indemnity.

The Company and each Aames Transaction Party shall, jointly or severally, indemnify, defend and hold harmless Investor and each of its agents, partners, members, officers, directors, representatives and affiliates (each an “Investor Indemnitee” and collectively, the “Investor Indemnitees”) from and against any and all losses, liabilities, claims and expenses, including reasonable attorneys’ fees, sustained by any Investor Indemnitee resulting from, arising out of, or connected with any material inaccuracy in, breach of, or non-fulfillment of any representation, warranty, covenant or agreement made by or other obligation of the Company or any Aames Transaction Party contained in this Agreement (including the exhibits and schedules hereto) or in any document delivered in connection herewith.

The Investor shall indemnify, defend and hold harmless the Company, each Aames Transaction Party, and each of their agents, partners, members, officers, directors, representatives and affiliates (each a “Company Indemnitee” and collectively, the “Company Indemnitees”) from and against any and all actual damages sustained or incurred by any Company Indemnitee upon a finding by a court of competent jurisdiction in a final non-appealable judgment that the Investor has in fact breached its representations and warranties under Article 5 of this Agreement and that the Company Indemnitee has in fact been damaged as a direct result of such breach.

8.15. Press Release.

Neither the Company nor any Aames Transaction Party shall issue any public statement or press release, or otherwise disclose in any manner the identity of the Investor or that Investor has purchased the Shares, without the prior written consent of the Investor, except as may be required by applicable law or as is disclosed in the S-11; provided, however, that the Company may disclose such information in any registration statement filed with the Commission pursuant to the registration rights agreement to be executed and delivered by the parties on the Closing Time pursuant to Sections 6.1(f) and 6.2 (c) hereof.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

COMPANY:

AAMES INVESTMENT CORPORATION

By:
Name:
Title:

AAMES TRANSACTION PARTIES:

AAMES FINANCIAL CORPORATION

By:
Name:
Title:

AAMES TRS, INC.

By:
Name:
Title:

INVESTOR:

FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.

By:
Name:
Title:

Schedule I

Current Mortgage Licenses

Schedule II

Pending Mortgage Licenses

Exhibit A

Registration Rights Agreement